Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signatures appear below constitutes and appoints Mark B. Grier, Richard J. Carbone and Susan L. Blount, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of February, 2006.

/s/ ARTHUR F. RYAN
Arthur F. Ryan Chairman, Chief Executive Officer, President and Director

/s/ RICHARD J. CARBONE
Richard J. Carbone Chief Financial Officer (Principal Financial Officer)

/s/ PETER B. SAYRE
Peter B. Sayre Controller

/s/ DENNIS G. SULLIVAN
Dennis G. Sullivan Vice President (Principal Accounting Officer)

/s/ FREDERICK K. BECKER
Frederick K. Becker Director

/s/ GORDON M. BETHUNE
Gordon M. Bethune Director

/s/ GASTON CAPERTON
Gaston Caperton Director

/s/ GILBERT F. CASELLAS
Gilbert F. Casellas Director

/s/ JAMES G. CULLEN
James G. Cullen Director

/s/ WILLIAM H. GRAY III
William H. Gray III Director

/s/ JON F. HANSON
Jon F. Hanson Director

/s/ CONSTANCE J. HORNER
Constance J. Horner Director

/s/ KARL J. KRAPEK
Karl J. Krapek Director

/s/ JAMES A. UNRUH
James A. Unruh Director